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                                                                    EXHIBIT 10.8

                         THIRD AMENDMENT TO OFFICE LEASE

      THIS THIRD AMENDMENT TO OFFICE LEASE ("Third Amendment") is made and entered into this 22nd day of December, 2000 by and between 100 PINE STREET, L.P., a Delaware limited partnership ("Landlord"), and ART TECHNOLOGY GROUP, INC., a Delaware corporation ("Tenant").

                                    RECITALS

      A. On October 6, 1999, Pine Street Investors I, L.L.C., a Delaware limited liability company, as predecessor in interest to Landlord, and Tenant entered into that certain Office Lease under which Tenant leased certain premises comprising the 21st floor of the building (the "existing Premises") located at 100 Pine Street, San Francisco, California (the "Building"). The Office Lease was amended by that certain First Amendment to Office Lease dated December 30, 1999 and that certain Second Amendment to Office Lease dated August 28, 2000 ("Second Amendment"). By the terms of the Second Amendment, Tenant leased certain space on the 20th and 25th floors of the Building (collectively, the "Additional Premises"). The Office Lease and said amendments thereto are referred to collectively herein as the "Lease."

      B. Tenant desires to lease additional office space on the 20th floor of the Building to increase its existing Premises and the Additional Premises and Landlord desires to lease such space to Tenant on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                    AGREEMENT

1. Definitions. Any capitalized terms set forth in this Agreement which are not expressly defined herein shall have the meanings ascribed to them in the Lease.

2. Suite 2040.

      (a) Space. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, in addition to the existing Premises and the Additional Premises, 3,263 rentable square feet of space comprising a portion of the twentieth (2Oth) floor of the Building, as identified on Exhibit A attached hereto and made a part hereof ("Suite 2040").
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      (b) Term. The Lease Term for Suite 2040 shall commence upon the earlier of: (i) Tenant's occupancy of such space for purposes of conducting business therein, (ii) the substantial completion of any initial alterations or improvements to Suite 2040 to be made by Tenant as set forth herein, or (iii) seventy-five (75) days following Landlord's delivery to Tenant of possession thereof (the "Suite 2040 Commencement Date"). Landlord agrees to provide Tenant with no less than sixty (60) days prior written notice of the date Landlord anticipates delivering possession of Suite 2040 to Tenant. The parties currently anticipate that such delivery of possession by Landlord will occur on or before April 1, 2000 (the "Suite 2040 Outside Delivery Date'). Thereafter the Term for Suite 2040 shall be coterminous with the Term for the existing Premises and the Additional Premises under the Lease, which Term expires on December 31, 2011, unless sooner terminated as provided in the Lease. If Landlord, for any reason whatsoever, cannot deliver possession of Suite 2040 to Tenant by the Suite 2040 Outside Delivery Date, this Third Amendment and the Lease shall not be void or voidable, the term of the Lease shall not be extended by such delay, the terms and conditions of the Lease applicable to the existing Premises and the Additional Premises shall in no way be affected thereby, and the Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided, however, if Landlord is unable, for any reason except to the extent caused by Tenant, its contractors, agents or employees, to deliver possession of Suite 2040 within one hundred eighty (180) days from the Suite 2040 Outside Delivery Date, Tenant shall, as its sole remedy, have the right to terminate the Lease as to Suite 2040 only by written notice to Landlord any time thereafter until Landlord delivers Suite 2040 to Tenant.

      (c) Base Rent. Tenant shall pay Landlord as Base Rent for Suite 2040 the sum of $92.00 per rentable square foot of such space per year, which shall be equal to an annual Base Rent of $300,196.OO and a monthly Base Rent of $25,016.33. Said Base Rent shall be payable commencing as of the Suite 2040 Commencement Date, except that Base Rent for the first full calendar month for which said Base Rent shall be due shall be paid when Landlord delivers possession of Suite 2040 to Tenant. Said Base Rent shall be in addition to the Base Rent payable for the existing Premises and the Additional Premises under the Lease. All Base Rent shall be paid as set forth in the Lease in advance, on or before the first day of each calendar month during the Term. If the Suite 2040 Commencement Date is on a day other than the first day of a calendar month, Base Rent for Suite 2040 shall be prorated for such month on the basis of 1/30th of the monthly Base Rent for each day of such month.

      (d) Operating Expenses. Tenant shall pay as additional rent Tenant's Prorata Share of Taxes and Operating Expenses attributable to Suite 2040. Tenant's Prorata Share is hereby agreed to be 0.811%. The Base Expense Year and Base Tax Year for calculating Tenant's Prorata Share attributable to Suite 2040 shall be the calendar year 2001.


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      (e) Condition of Suite 2040. Tenant acknowledges and agrees that, notwithstanding anything to the contrary in the Lease, including, without limitation, Article 6 of the Lease, it is leasing Suite 2040 in its present and "as is" condition, and that Landlord is not responsible for making any repairs or improvements thereto except that: (i) Landlord agrees to provide the Suite 2040 Allowance as set forth in Paragraph 2(f) below, and (ii) Landlord agrees to be responsible for compliance with the American With Disabilities Act requirements in the Building common areas and the 20th floor bathrooms to the extent applicable as of the Suite 2040 Commencement Date. Tenant further acknowledges and agrees that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to Suite 2040.

      (f) Suite 2040 Allowance. Any repairs, refurbishment, improvements or alterations to Suite 2040 shall be completed by Tenant at its own expense, and subject to the provisions of the Lease, including, without limitation, Article
10. Landlord shall provide to Tenant an improvement allowance in an amount equal to Forty-eight Thousand Nine Hundred Forty-five Dollars ($48,945.OO) ("Suite 2040 Allowance"), to reimburse Tenant for actual costs incurred by it in connection with the refurbishment, repair, improvement and/or alteration of Suite 2040. The Suite 2040 allowance, or any portion thereof shall be payable by Landlord as the work progresses within thirty (30) days following receipt of Tenant's disbursement requests against such allowance as set forth herein. Such requests shall include the following items, to the extent applicable to the items for which the Suite 2040 Allowance disbursement is being requested: (i) proper invoices for said repairs, refurbishment, improvements or alterations, or any portions thereof, (ii) a certification from the contractor performing said work that the sums billed reflect work actually performed, (iii) executed conditional mechanic's and materialman's lien releases, in the statutory form, from all parties being paid from such disbursement, (iv) such other information or documentation as Landlord may reasonably request.

3. Expansion. The parties acknowledge and agree the provisions hereof are intended to satisfy all of the rights and obligations set forth in Rider One of the Second Amendment in connection with the expansion of the Additional Premises. Consequently, Rider One to the Second Amendment is hereby deleted in its entirety.

4. Security Deposit. Upon Tenant's execution and delivery of this Third Amendment, Tenant shall deliver and cause to be in effect upon the execution of this Third Amendment, during the Lease Term, and for a period sixty (60) days thereafter, as an additional Security Deposit, an unconditional, irrevocable letter of credit in the amount of $25,016.33 in favor of Landlord. Said letter of credit shall comply with and be subject to the provisions and requirements for the Letter of Credit required under Paragraph 4 of the Second Amendment and shall be used or applied as set forth therein and in the Lease and any sum used or applied therefrom shall be replaced as set forth in Paragraph 4 of the Second Amendment. Notwithstanding anything to the contrary, nothing herein shall affect the provisions applicable to the other Letters of Credit provided by Tenant under the Lease.


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5. Terms and Conditions.

      (a) Except as expressly set forth herein, the terms and conditions of the Lease shall apply on a separate basis to Suite 2040, are hereby incorporated herein and, as of the Suite 2040 Commencement Date, shall be collectively referred to for purposes of the Lease, as amended hereby, as the "Premises". Except as expressly set forth herein, the Lease shall not be affected by this Third Amendment.

      (b) Tenant hereby acknowledges that, as of the date of this Third Amendment, there are no existing defaults by Landlord in the performance of its obligations under the Lease, not to the best of Tenant's knowledge are there now any facts or conditions which, with notice or lapse of time or both, will become such a default, and there is no offset, defense, counterclaim or credit against any rental or other payment due under the Lease.

6. Brokers. The parties acknowledge that they have not dealt with any broker, agent or finder (other than Landlord's Building representative broker representing Landlord whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement) in connection with the execution of this Third Amendment and the rights and obligations created hereby. The parties agree to indemnify and hold each other harmless from all damages, judgments, liabilities and expenses (including reasonable attorney's fees) arising from any claims or demands of any other broker, agent or finder not disclosed herein with whom the indemnifying party (Landlord or Tenant, as the case may be) has dealt or claimed to have dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiations with Tenant concerning the space leased hereunder or the execution of this Third Amendment to Office Lease.

      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Office Lease as of the date first above written.


LANDLORD:

100 PINE STREET INVESTORS, L.P.
a Delaware limited partnership

By:     UNICO Properties, Inc.
        a Delaware corporation,
        its Managing Agent

        By: /s/ Jeffrey R. Shipley
           -----------------------------
        Name: Jeffrey R. Shipley
            ----------------------------
        Title: Senior Vice President
              --------------------------


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TENANT;

ART TECHNOLOGY GROUP, INC., a Delaware corporation

By: /s/ Paul Shorthose
   ----------------------------------------
Name: Paul Shorthose
     --------------------------------------
Title: President & Chief Operating Officer
      -------------------------------------


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